Exhibit 10.37

English Translation

Property Lease Contract

Contract No.: CW20060901

Signing place: location of the Lessee

Signing date: August 29, 2006

Lessor: CEEG (Nanjing) Special Transformers Co., Ltd.

Lessee: CEEG (Nanjing) PV-Tech Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China and other relevant regulations, the Lessor and the Lessee, through negotiations, hereby enter into this Contract so as to define their respective rights and obligations.

Article 1 Subject Matter of the Lease

The warehouse with a floor area of 3000 m2, inside the Lessor’s company, located at 6 Shuige Road Jiangning Economic Development Zone, Nanjing.

Article 2 Lease term

Lease term is 5 years. The Lessor will lease the warehouse for the lessee to use from October 1, 2006 to September 30, 2011.

Upon expiry of the lease term hereof, if the Lessor still intends to lease out the warehouse, under the same conditions, the Lessee shall have the priority to lease.

Article 3 Rental and payment term of rental

Rental is RMB sixty thousand (60,000) per year and shall be paid before December 30 every year.

Article 4 Maintenance of the Leased Property within the Lease Term

The Lessor and the Lessee shall be responsible for the maintenance.

Article 5 Change of Lessor and Lessee

1. Within the lease term, if the Lessor transfers the ownership of the leased property to any third party, it may not solicit the consent of the Lessee, but it shall inform the Lessee of the transfer of ownership. Subsequent upon transfer of ownership, the party obtaining the ownership of the leased property is the lessor of this Contract, enjoys the rights of the original Lessor and undertakes the obligations of the original Lessor.

2. Where the Lessor sells out the leased property, it shall inform the Lessee in advance. Under the same conditions, the Lessee has the preemptive right.

3. Where the Lessee sublets the leased property to any third party for work needs, it must obtain the prior consent of the Lessor.

Article 6 Defaulting liability

Should either party violates the provisions of Article 3 hereof, it shall pay six months’ rental (RMB 30,000) as liquidated damages to the other party.

Article 7 Settlement of Disputes

Any dispute arising from or out of the performance of this Contract shall be settled by both parties through negotiations. In case no settlement can be reached, both parties agree that such dispute may be referred to Nanjing Arbitration Commission for arbitration.

Article 8 Other Provisions

No.

Article 9 Where both parties agree to renew the lease term within thirty (30) days before the expiry of the lease term, the parties shall sign a new contract.

Article 10 Anything not covered herein is subject to the relevant stipulations of the Contract Law of the People’s Republic of China. Both parties may also sign a supplementary agreement through negotiations, which shall have the same legal effect as this Contract.

Article 11 This Contract is executed in duplicate, with each party hereto holding one copy. Both copies shall be equally authentic.

Lessor (seal): CEEG (Nanjing)Special		Lessee (seal): CEEG (Nanjing) PV-
Transformers Co., Ltd.	/s/	Tech Co., Ltd.	/s/
Legal representative or proxy:		Legal representative or proxy:
Tel.:		Tel.:
Account opening bank:		Account opening bank:
Account No.:		Account No.:
Postal Code:		Postal Code: